FOR ADDITIONAL INFORMATION, PLEASE CONTACT:
Elite Financial Communications Group, LLC
Dodi Handy, President and CEO (Twitter: dodihandy)
For Media: Kathy Addison, COO (Twitter: kathyaddison)
(407) 585-1080 or via email at NAGP@efcg.net

NATIVE AMERICAN ENERGY GROUP INITIATES $5 MILLION PRIVATE PLACEMENT OFFERING

FOREST HILLS, NY – (MARKETWIRE) – May 1, 2012 – Native American Energy Group, Inc. (OTCQB: NAGP) today announced that it today commenced a private offering of up to $5 million in Units at a price of $1.00 per Unit, with each Unit consisting of one share of Series B Callable Preferred Stock (the “Series B Preferred”) and one share of Common Stock. Each share of Series B Preferred shall pay a dividend of 13% for the first year following its original issue date, and 15% for every year thereafter. The Company may redeem each share of Series B Preferred for $1.00 per share, subject to adjustment, beginning one year after the original issue date of such share.

The Units will be offered through the Company’s management personnel and through broker-dealers who are registered as such with the Securities and Exchange Commission and are members of the Financial Industry Regulatory Authority. The estimated use of proceeds from this offering include the repayment of certain bridge and secured loans, and payment of expenses incurred and anticipated in the Company’s ongoing five well enhanced oil recovery program in the Williston Basin in Montana.

The Units will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws and may not be offered or sold in the United States or to any U.S. persons absent registration under the Securities Act, or pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. The Units will be offered only to “Accredited Investors” as that term is defined in Rule 501(a) of Regulation D of the Securities Act.

This press release is being issued pursuant to Rule 135c under the Securities Act and does not constitute an offer to sell or a solicitation of an offer to buy the notes, nor shall there be any offer, solicitation or sale of any notes in any jurisdiction in which such offer, solicitation or sale would be unlawful. The Company gives no assurance that it will successfully raise any or all of the $5 million maximum offering amount.

About Native American Energy Group, Inc.

Native American Energy Group, Inc. is a New York-based, energy resource development and management company with three principal planned projects: development and management of its oil & gas interests and operations in the Williston Basin, Montana; development of coal-bed methane natural gas ("CBM") in the Cook Inlet Basin in Alaska; and planned implementation of vertical-axis wind turbine power generation technology for the production of clean, cost-efficient green energy on Native American tribal lands throughout the USA, including Alaska. Currently, NAGP is focused on its five well enhanced oil recovery program in the Williston Basin. For more information, please visit www.nativeamericanenergy.com or email NAGP@efcg.net.

Forward-Looking Statements

This release, (as well as media publications and videos accessible on our website and YouTube page: http://www.youtube.com/nativeamericanenergy), includes “forward-looking statements” as defined by the SEC. Any statements in this news release that are not historical facts are forward-looking statements that involve risks and uncertainties. Words such as "estimate," "expect," "would," "target," "goal," "potential," and forms of those words and others indicate forward-looking statements. These statements are based on certain assumptions made by the Company based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Further information on our business are discussed in the Company's filings with the SEC, including its Annual Report on Form 10-K under the headings "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

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